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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS

        We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated September 13, 2004, except for the first paragraph of Note 1 for which the date is November 29, 2004, relating to the consolidated financial statements and the financial statement schedule of Orange 21 Inc. and Subsidiary, which is contained in that Prospectus.

        We also consent to the reference to us under the captions "Experts" in the Prospectus.

/s/  NATION SMITH HERMES DIAMOND, APC

San Diego, California
December 10, 2004

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS